EXHIBIT 4(a)















                               1993 COMPREHENSIVE
                              STOCK INCENTIVE PLAN
                             (as amended April 1999)


                         Sodexho Marriott Services, Inc.

















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CONTENTS


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                                                                                                 PAGE





Article 1.        Amendment and Restatement, Establishment, Purpose, And Duration                 1

Article 2.        Definitions and Construction                                                    1

Article 3.        Administration                                                                  4

Article 4.        Shares Subject to the Plan                                                      5

Article 5.        Participation                                                                   6

Article 6.        Stock Options                                                                   6

Article 7.        Restricted Stock                                                               10

Article 8.        Deferred Stock                                                                 11

Article 9.        Amendment, Modification, and Termination                                       12

Article 10.       Tax Withholding                                                                13

Article 11.       Indemnification                                                                13

Article 12.       Successors                                                                     13

Article 13.       Legal Construction                                                             13



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                         SODEXHO MARRIOTT SERVICES, INC.

                     1993 COMPREHENSIVE STOCK INCENTIVE PLAN

ARTICLE 1.  AMENDMENT AND RESTATEMENT, PURPOSE, AND DURATION

         1.1 AMENDMENT AND RESTATEMENT OF THE PLAN. Marriott International, Inc., a Delaware corporation to be renamed Sodexho Marriott Services, Inc. after the Distribution (as defined below) and the Merger (as defined below) (the "Company"), hereby amends and restates the Marriott International, Inc. 1993 Comprehensive Stock Incentive Plan (the "Predecessor Plan") as set forth herein, such amended and restated plan to be known as the "Sodexho Marriott Services, Inc. 1993 Comprehensive Stock Incentive Plan" (hereinafter referred to as the "Plan").

         The Plan as amended and restated herein shall become effective as of the effective time of the Merger (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote and enhance the long-term growth of the Company by aligning the personal interests of Employees to those of Company shareholders and allowing such Employees to participate in the growth, development and financial success of the Company, through the issuance and administration of 1998 Conversion Awards.

         1.3 DURATION OF THE PLAN. The Plan as amended and restated shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Article 9 hereof, until all 1998 Conversion Awards have been exercised, vested, paid, forfeited or otherwise terminated.


ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         2.1 "ALLOCATION AGREEMENT" means the Employee Benefits and Other Employment Matters Allocation Agreement by and between Marriott International, Inc. (To Be Renamed Sodexho Marriott Services, Inc.) and New Marriott MI, Inc. (To Be Renamed Marriott International, Inc.) dated as of September 30, 1997.

         2.2 "AMENDMENT AGREEMENT" means the Amendment Agreement dated as of January 28, 1998 by and among the Company, Marriott-ICC Merger-Corp., New Marriott MI, Inc., Sodexho Alliance S.A. and International Catering Corporation.

         2.3 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, or Deferred Stock.


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         2.4  "BENEFICIAL  OWNER"  or  "BENEFICIAL  OWNERSHIP"  shall  have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

         2.5 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7  "COMMITTEE" has the meaning set forth in Section 3.1.

         2.8 "COMPANY" means Marriott International, Inc. which, after the Distribution and the Merger, will be renamed Sodexho Marriott Services, Inc., together with any and all Subsidiaries, and any successor thereto as provided in
Article 12 herein.

         2.9 "COMPETE" means to engage, individually or as an employee, consultant or owner (more than 5%) of any entity, in any business engaged in significant competition with any business operated by the Company.

         2.10 "DEFERRED STOCK" means Shares subject to an Award of a Deferred Stock Agreement granted under the terms and conditions described in Section 8.2.

         2.11 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

         2.12 "DISABILITY" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are qualified to give professional medical advice.

         2.13 "DISTRIBUTION"   means  the  distribution  to  the  holders  of
outstanding shares of common stock of the Company of all the outstanding shares of capital stock of New Marriott MI, Inc. as provided in the Distribution Agreement.

         2.14 "DISTRIBUTION AGREEMENT" means the Distribution Agreement between Marriott International, Inc. (To Be Renamed "Sodexho Marriott Services, Inc.") and New Marriott MI, Inc. (To Be Renamed "Marriott International, Inc.") dated as of September 30, 1997, as amended by the Amendment Agreement.

         2.15 "EFFECTIVE  DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

         2.16 "EMPLOYEE" means a nonunion,  salaried employee of the Company who
during  the  thirteen  four-week   accounting  periods  prior  to  any  date  of
determination worked at least 2,080 hours for the Company.

         2.17 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.


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         2.18 "FAIR MARKET  VALUE"  means,  unless  otherwise  determined in the discretion of the Committee, the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before and the nearest
day  after  the   relevant   date,   as   prescribed   by  Treasury   Regulation
20.2031-2(b)(2), as reported in the WALL STREET JOURNAL or a similar publication selected by the Committee.

         2.19 "INCENTIVE STOCK OPTION" or "ISO" means an Award of an option to purchase Shares, granted under Article 6 hereof, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

         2.20 "INSIDER" shall mean an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as defined under Section 16 of the Exchange Act.

         2.21 "MERGER" means the merger contemplated by the Agreement and Plan of Merger dated as of September 30, 1997, by and among Marriott International, Inc. (To Be Renamed "Sodexho Marriott Services, Inc."), Marriott-ICC Merger Corp., New Marriott MI, Inc. (To Be Renamed "Marriott International, Inc."), Sodexho Alliance, S.A. and International Catering Corporation, as amended by the Amendment Agreement.

         2.22 "1998 CONVERSION AWARD" means an Award made to a Retained Employee pursuant to the Allocation Agreement solely to reflect the effect of the Distribution and Reverse Stock Split on outstanding awards made under the Predecessor Plan and held by the Retained Employee immediately before the Distribution.

         2.23 "NONQUALIFIED STOCK OPTION" or "NQSO" means an Award of an option to purchase Shares, granted under Article 6 hereof, which is not intended to be an Incentive Stock Option.

         2.24 "NON-UNION EMPLOYEE" means employees of the Company who are not represented by a labor union with which the Company has entered into a collective bargaining agreement.

         2.25 "OFFICERS" shall have the meaning as that term is defined in Rule 16a-1(f), as the same may be amended from time-to-time, under the Exchange Act.

         2.26 "OPTION" means an Award of an Incentive Stock Option or of a Nonqualified Stock Option.

         2.27 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.28 "PARTICIPANT" means an Employee of the Company with regard to whom an Award granted under the Plan is outstanding.


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         2.29 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is restricted in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and is subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

         2.30 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and shall include a "group", as defined in Section 13(d)(3) thereof.

         2.31 "PREDECESSOR PLAN" means the Marriott International, Inc. 1993 Comprehensive Stock Incentive Plan (prior to its amendment and restatement as provided herein).

         2.32 "PRESIDENT" means the chief executive officer of the Company however such person may be titled.

         2.33 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 7 hereof.

         2.34 "RETAINED EMPLOYEE" has the meaning set forth in Section 2.01 of the Distribution Agreement.

         2.35 "REVERSE STOCK SPLIT" means the conversion of four Shares into one Share effected on or about the Effective Date, subject to shareholder approval.

         2.36 "SHARES" means shares of the Common Stock of the Company, or of any successor corporation adopting this Plan.

         2.37 "SUBSIDIARY" means any corporation more than fifty percent of the number of share of common stock of which is beneficially owned by the Company, or by any of its subsidiaries.


ARTICLE 3.  ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Policy Committee of the Board, or by any other committee appointed by the Board (the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall have the full power to make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the terms of any


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Award or in the terms of the Plan, in the manner and to the extent it shall deem expedient. The Committee shall be the sole and final judge of such expediency, and its determinations shall be conclusive. As permitted by law, the Committee may delegate its authority under the Plan to a Director or Employee.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates, beneficiaries or other representatives.

         3.4 UNANIMOUS CONSENT IN LIEU OF MEETING. A memorandum signed by all Committee Members shall constitute the act of the Committee without the necessity, in such event, to hold a meeting.

         3.5 NO AWARDS OTHER THAN 1998 CONVERSION AWARDS. Notwithstanding anything in this Plan to the contrary, on and after the Effective Date, no Awards other than 1998 Conversion Awards shall be granted or outstanding under this Plan; provided, however, that nothing in this Plan shall prohibit any adjustment of any 1998 Conversion Award to the extent allowed by Section 4.3 hereof.

         3.6 ADMINISTRATION OF CONVERSION AWARDS. To the extent required by the Allocation Agreement, the Committee shall give service credit to each Participant with respect to any continuing employment provisions under the terms of any 1998 Conversion Award for purposes of determining eligibility, vesting, or similar requirements.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance under the Plan shall be equal to the number of Shares subject to 1998 Conversion Awards after giving effect to the Distribution and Reverse Stock Split.

         4.2 LAPSED AWARDS. If any Award granted under this Plan terminates, expires, or lapses for any reason other than pursuant to an adjustment as provided in Section 4.3 hereof, any Shares subject to such Award shall not be available for the grant of an Award by the Committee under this Plan, but such Shares shall be available for the grant of awards under the Sodexho Marriott Services, Inc. 1998 Comprehensive Stock Incentive Plan.

         4.3 ADJUSTMENTS IN AUTHORIZED SHARES AND AWARDS. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, (a) such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 as may be determined to be appropriate and equitable by the Committee, in its sole


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discretion,  to  prevent  dilution  or  enlargement  of  rights;  and/or (b) the
Committee or the board of directors, compensation committee or similar body of any other legal entity assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards, provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, provide that Awards will be exercised, distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustment of an ISO under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.


ARTICLE 5.  PARTICIPATION

         5.1 PARTICIPATION. Only those Employees of the Company entitled to receive 1998 Conversion Awards shall participate in the Plan.

         5.2 EMPLOYMENT. Nothing in the Plan or in any Award or Award agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time with or without cause, or to increase or decrease the Employee's compensation from the rate in existence at the time an Award is granted, and nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company.


ARTICLE 6.  STOCK OPTIONS

         6.1 AWARD OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be awarded to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options awarded to each Participant. The Committee may award ISOs, NQSOs, or a combination thereof. No person shall be eligible to receive Incentive Stock Option Awards who owns, directly or indirectly (as ownership is defined in Section 424(d) of the Code), more than ten percent (10%) of the voting stock of the Company or any of its subsidiaries. Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422 of the Code.

         6.2 OPTIONS. Options awarded under the Plan shall be evidenced by stock option agreements in form consistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

                  (a) PRICE. The purchase price for each Share deliverable upon the exercise of an Option shall be not less than the Fair Market Value of the stock as determined by the Committee on the day the award of the Option is approved by the Committee, which shall be deemed to be the date the Option is awarded. In the case of 1998 Conversion Awards of


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Options,  the purchase price for each Share  deliverable upon the exercise of an
Option  shall  be the  amount  determined  in  accordance  with  the  Allocation
Agreement.

                  (b) NUMBER OF SHARES. The Option agreement shall specify the number of shares to which it pertains. In the case of 1998 Conversion Awards, the number of shares to which the Option pertains may be adjusted in accordance with the Allocation Agreement.

                  (c) WAITING PERIOD AND EXERCISE DATES. The shares subject to an Option may be purchased commencing one year after the date of the initial grant, said one-year period being referred to herein as the "waiting period." Following the waiting period, the shares subject to the Option may be purchased in accordance with the schedule set forth in the Option agreement, which schedule shall allow their purchase by the optionee no sooner than as follows:

         25% of such shares commencing at the end of the waiting period, and an additional 25% of such shares commencing at the first day of each of the second, third, and fourth annual anniversaries of the date of the Award; provided, however, that the purchase schedule set forth in any Option agreement may specify any shorter or longer period for share purchases as the Committee may determine in its sole and absolute discretion.

         To the extent that an Option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable at any time thereafter, provided, however, that no such Option is exercisable after the expiration of fifteen (15) years from the date such option is granted (ten (10) years from the grant date in the case of an Incentive Stock Option), or such shorter period of time as determined by the Committee upon the award of such Option. Partial exercise will be permitted from time to time.

                  (d) MEDIUM AND TIME OF PAYMENT.  Shares purchased  pursuant to an Option agreement shall be paid for in full at the time of purchase, payment to be made either in cash or, if requested by the optionee and approved by the Committee, by delivery of Shares having an aggregate fair market value equal to the purchase price. Upon receipt of payment the Company shall, without transfer or issue tax to the optionee or other Person entitled to exercise the option, deliver to the optionee or such other Person either a certificate or certificates for such Shares or confirmation from the transfer agent for the Shares that said transfer agent is holding Shares for the account of the optionee or such other Person in a certificateless account.

                  (e) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any Shares covered by the Option until the date of issuance of a stock certificate or confirmation for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.

                  (f)   NON-ASSIGNABILITY  OF  OPTION  RIGHTS.   Except  as  may
otherwise be provided by the Committee, no Option shall be assignable or transferable by the optionee except


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by will or by the  laws of  descent  and  distribution.  During  the  life of an optionee, the Option shall be exercisable only by the optionee.

                  (g) EFFECT OF LEAVE OF ABSENCE, TERMINATION OF EMPLOYMENT OR DEATH. Except as otherwise provided by the Committee or in any employment agreement or Award agreement, in the event that an optionee during the optionee's lifetime goes on leave of absence for a period of greater than twelve months, or ceases to be an employee of the Company or of any subsidiary for any reason, including retirement (except a leave of absence approved by the Board or the Committee, as the case may be), any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three months (one year in the case of an employee who is disabled, within the meaning of Section 22(e)(3) of the Code) from the date on which the optionee ceased to be an Employee, or has been on leave for over 12 months, but in no event after the expiration of the term for which the Option was granted; provided, however, that in the case of an optionee of an NQSO who is an "approved retiree" (as hereafter defined), said optionee may exercise such Option until the sooner to occur of (i) the expiration of such Option in accordance with its original term or (ii) one year from the date on which the Option latest in time awarded to the optionee under the Plan has become fully exercisable under Section 6.2(c) above. For purposes of the proviso to the preceding sentence: (i) an "approved retiree" is any optionee who (A) retires from employment with the Company with the specific approval of the Committee, the Board or its designee on or after such date on which the total of the number of years of service with the Company (each such year to be a period of twelve consecutive calendar months during which the optionee was paid for 1200 or more hours of work) when added to the age of the optionee equals or exceeds 75, and (B) has entered into an agreement not to compete in form and substance satisfactory to the Company; (ii) any time period during which an optionee may continue to exercise an Option within clause (ii) of said proviso shall count in determining compliance with any schedule pursuant to Section 6.2(c) above; and (iii) if an approved retiree is subsequently found by the Company to have violated the provisions of the non-competition agreement referred to in clause (i)(B) of this sentence, said optionee shall have ninety
(90) days from the date of such finding within which to exercise any then exercisable options. Except as otherwise provided by the Committee or in any employment agreement or Award agreement, in the event of the death of an optionee during the three month period described above for exercise of an Option by a terminated optionee or one on leave for over 12 months then the Option shall be exercisable by the optionee's personal representatives, heirs or legatees to the same extent and during the same period that the optionee could have exercised the Option if the optionee had not died. Except as otherwise provided by the Committee or in any employment agreement or Award agreement, in the event of the death of an optionee while an employee or an approved retiree of the Company or any Subsidiary, the total Option granted to the deceased employee (but only if the waiting period has elapsed), shall be exercisable by the decedent's personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of the death of the optionee, but in no event after the expiration of the term for which the Option was granted. Except as otherwise provided by the Committee or in any employment agreement or Award agreement, in the event that an optionee ceases to be an employee of the Company or any Subsidiary for any reason, including death or retirement prior to the lapse of the waiting period, the Option shall terminate and be null and void.


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                  (h) LEAVE OF  ABSENCE.  In the case of an  employee  who is on approved leave of absence in excess of twelve months, the Committee may, as it deems equitable, make provision for the continuance of the Option during the period of the leave of absence, except that in no event shall an Option be exercised after the expiration of the term for which such Option was granted.

                  (i) GENERAL RESTRICTION. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as, for example, a condition of, or in connection with, the issue or purchase of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  (j) DESIGNATION OF OPTION. Each option issued under the Plan shall be clearly identified as an Incentive Stock Option or as a Non-Qualified Stock Option.

         6.3 INCENTIVE STOCK OPTIONS. The Committee may designate that any Options granted pursuant to the Plan shall be Incentive Stock Options, any such designation to be subject to the following terms and conditions:

                  (a) Exercised Options. No Option which has been exercised may retroactively be designated as an Incentive Stock Option.

                  (b) No Incentive Stock Option shall be granted later than ten years from the earlier of the date the Predecessor Plan was adopted or the date the Predecessor Plan was approved by shareholders.

                  (c) Limitation on Annual Exercise. In the case of all Incentive Stock Options granted hereunder, the aggregate fair market value
(determined at the time the options are granted) of the stock for which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under plans of the Company and any of its subsidiaries) shall not exceed $100,000.

                  (d) Compliance  with Code. Any  designation of an option as an
Incentive Stock Option and any related Option agreement shall be subject to and contain such further terms and conditions as shall be necessary to comply with all provisions of the Code (including any regulations thereunder or interpretations thereof) which apply to Incentive Stock Options (as defined in
Section 422(b) of the Code). In addition, the Committee may, with respect to any Option (and any related Option agreement) granted hereunder which is designated as an Incentive Stock Option, adopt any amendment thereto which it may deem necessary or advisable to comply with the provisions of Section 422 of the Code.


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


ARTICLE 7.  RESTRICTED STOCK

         7.1 AWARD OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may award Shares of Restricted Stock to Employees in such amounts, and bearing such restrictions, as the Committee shall determine.

         7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock award shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Shares of Restricted Stock awarded, and such other provisions as the Committee shall determine.

         7.3 NATURE OF RESTRICTIONS. The restrictions to be imposed on the Shares of Restricted Stock to be awarded to eligible key employees shall be removed in phases over a period of years depending upon the fulfillment of conditions to be determined by the Committee such as: (1) continued employment with the Company over a prescribed period of time, and (2) the Employee's refraining from Competing with the Company or otherwise engaging in activities which are inimical to the Company's best interests.

         It is intended that the restrictions imposed by the Committee will, until released, constitute a "substantial risk of forfeiture" of the Shares of Restricted Stock within the meaning of Section 83(c)(1) of the Code and Section 1.83-3 of the Federal Income Tax Regulations and are to be construed accordingly. If the conditions are not met, then any Shares that otherwise would be freed from the restrictions will be returned to the Company for cancellation.

         7.4  NONTRANSFERABILITY OF RESTRICTED STOCK. Except as provided in this
Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Committee and specified in the Restricted Stock agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement. All rights with respect to the Shares of Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         7.5  REMOVAL OF  RESTRICTIONS.  Except as  otherwise  provided  in this
Article 7, Shares of Restricted Stock covered by each Restricted Stock award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

         7.6 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         7.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

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


         7.8 TERMINATION OF EMPLOYMENT. In the event an Employee's employment with the Company is terminated because of (i) his or her death, or (ii) mental or physical disability of such a nature as to render him or her incapable of performing his or her normally assigned duties, the releases of the Shares pursuant to this Article 7 shall nevertheless continue in the same manner as though his or her active employment with the Company were continuing on a satisfactory performance basis; and Employee's rights thereunder in case of death or mental incapacity shall inure to the benefit of his or her executors, administrators, personal representatives, and assigns.

ARTICLE 8.  DEFERRED STOCK

         8.1 AWARD OF DEFERRED STOCK. Subject to the terms and conditions of the Plan, the Board or Committee, in response to a recommendation from the President, may award a Deferred Stock Agreement.

         8.2 DEFERRED STOCK AGREEMENTS. Deferred Stock Agreements reserve Shares of Common Stock for the benefit of the Employee subject to the following conditions:

                  (a) VESTING. Shares contingently vest in pro rata annual installments until age 65 or over a specified number of years. If the Employee's employment with the Company is terminated for any reason, including death, permanent disability or retirement, all reserved shares not vested before such termination will be forfeited and the Deferred Stock Agreement terminated.

                  (b) DISTRIBUTION OF SHARES. Vested Shares will be distributed to the Employee in ten consecutive annual installments, or over such shorter period as the President may direct, commencing on January 2 following the date the Employee retires, becomes permanently disabled, or attains at least age 65 and is no longer employed by the Company. Upon the Employee's death all undistributed vested shares will be distributed in one distribution to the deceased Employee's designated beneficiaries or, in absence of such beneficiaries, to the Employee's estate.

                  (c) CONDITIONS. Distribution of shares subject to Deferred Stock Agreements is conditioned upon:

                           (i) The Employee not competing with the Company, without obtaining the Company's written consent, at any time before all Shares reserved for the Employee's benefit under the Deferred Stock Agreement have been distributed or forfeited,

                           (ii) The Employee not committing any criminal offense or malicious tort relating to or against the Company, and

                           (iii) The Employee having provided the Company with a current address where Shares may be distributed. If said conditions are not


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


                                    met   all  undistributed   Shares  will   be
                                    forfeited and the Deferred Stock Agreement terminated.

         8.3 ASSIGNMENT. An Employee's rights under a Deferred Stock Agreement may not, without the Company's written consent, be assigned or otherwise transferred, nor shall they be subject to any right or claim of an Employee's creditors, provided that the Company may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Company against the value of Shares to be distributed under Deferred Stock Agreements.


ARTICLE 9.  AMENDMENT, MODIFICATION, AND TERMINATION

         9.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. The termination, amendment, or modification of the Plan may be in response to changes in the Code, Exchange Act, national securities exchange regulations, or for other reasons deemed appropriate by the Committee. However, without the approval of the stockholders of the Company, no such termination, amendment, or modification may:

                  (a) Increase the number of Shares specified in Section 4.1 of the Plan, or the total number of shares for which Options may be granted under this Plan, except as provided in Section 4.3 herein; or

                  (b) Materially modify the requirements as to eligibility for participation in the Plan; or

                  (c) Materially    increase    the    benefits    accruing   to
Participants under the Plan; or

                  (d) Extend the maximum period after the date of grant during which Options may be exercised; or

                  (e) Change the provisions of the Plan regarding Option Price or the waiting period for exercise of Options, except as provided in Sections
4.3 or 6.2 hereof. The termination or any modification or amendment of the Plan shall not, without the consent of an Employee, affect the Employee's rights under an Award previously granted to the Employee. With the consent of the Employee affected, the Committee may amend an outstanding Award agreement in a manner consistent with the Plan.

         9.2  AWARDS  PREVIOUSLY   GRANTED.  No   termination,   amendment,   or
modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.


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


ARTICLE 10.  WITHHOLDING

         The Company shall have the power and the right to deduct from any amount otherwise due to the Participant, or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 11.  INDEMNIFICATION

         Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


ARTICLE 12.  SUCCESSORS

         All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.


ARTICLE 13.  LEGAL CONSTRUCTION

         13.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.


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


         13.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         13.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         13.4 GOVERNING LAW. To the extent not preempted or otherwise governed by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.


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